EXHIBIT 32.1

CERTIFICATIONS OF CHIEF ADMINISTRATIVE OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Host Communications, Inc. Profit Sharing and Savings Plan (the “Plan”) on Form 11-K for the fiscal year ended June 30, 2003 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned Chief Administrative Officer of the Plan, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his individual knowledge and belief:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: December 29, 2003

/s/ JERRY L. FELIX Jerry L. Felix Plan Chief Administrative Officer and Plan Administrator